MORTGAGE

NEW JERSEY NATURAL GAS COMPANY

To

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

___________________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 1, 2015

___________________________________

Supplemental to Amended and Restated Indenture of Mortgage,
Deed of Trust and Security Agreement Dated September 1, 2014

Prepared by:    Eric A. Koontz, Esq.        Record and Return to: Richard Reich, Esq.
Troutman Sanders LLP                 NJR Service Corporation
600 Peachtree Street                      1415 Wyckoff Road
Atlanta, Georgia 30308                 Wall, New Jersey 07719

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MORTGAGE
FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 2015, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having a principal office at 21 South Street, Morristown, New Jersey 07960, as Trustee under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement hereinafter mentioned, party of the second part.
WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated September 1, 2014 (the “Amended and Restated Indenture” and, as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and
WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust, dated April 1, 1952, as heretofore supplemented and amended (the “Original Indenture”) without any interruption of the Lien of the Original Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $10,300,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” have been designated as Existing Bonds in Section 3.01 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $10,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” have been designated as Existing Bonds in Section 3.02 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $15,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” have been designated as Existing Bonds in Section 3.03 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $125,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” have been designated as Existing Bonds in Section 3.04 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

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WHEREAS, Bonds in the aggregate principal amount of $9,545,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” have been designated as Existing Bonds in Section 3.05 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $41,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” have been designated as Existing Bonds in Section 3.06 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $46,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” have been designated as Existing Bonds in Section 3.07 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $50,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” have been designated as Existing Bonds in Section 3.08 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $70,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” have been designated as Existing Bonds in Section 3.09 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $55,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” have been designated as Existing Bonds in Section 3.10 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, the Amended and Restated Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (terms used herein having the meanings assigned thereto in the Amended and Restated Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

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WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to assign, convey, mortgage, pledge, transfer and set over unto the Trustee and to subject to the lien of the Indenture additional property of the Company; and
WHEREAS, the Company has entered into a Note Purchase Agreement dated as of February 12, 2015 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated (i) “2.82% Series A Senior Notes due April 15, 2025” in the aggregate principal amount of $50,000,000 (the “Senior Notes due April 15, 2025”) and (ii) “3.66% Series B Senior Notes due April 15, 2045” in the aggregate principal amount of $100,000,000 (the “Senior Notes due April 15, 2045”); and
WHEREAS, the Company has duly determined to create an eleventh and a twelfth series of Bonds under the Indenture, to be known as (i) “First Mortgage Bonds, Series SS due 2025,” herein sometimes called “2025 Series SS Bonds,” and (ii) “First Mortgage Bonds, Series TT due 2045,” herein sometimes called “2045 Series TT Bonds,” respectively, to be delivered and pledged to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due April 15, 2025 and the Senior Notes due April 15, 2045, respectively, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and
WHEREAS, the Amended and Restated Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Amended and Restated Indenture for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provisions contained in the Amended and Restated Indenture or in any supplemental indenture; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a First Supplemental Indenture in the form hereof for the purposes herein provided; and
WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has

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granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:
I.    FRANCHISES
All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, arid rights or any of them.
II.    GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY
All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.
All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly

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included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.
III.    CONTRACTS
All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.
TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof,

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To HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;
SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;
BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.
THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:
ARTICLE I
CERTAIN AMENDMENTS OF INDENTURE
§ 1.1.    The Amended and Restated Indenture be and it hereby is amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:
§ 1.01.    The following definitions be and they hereby are added at the end of § 1.01:
“(mmmm)    “First Supplemental Indenture” shall mean the First Supplemental Indenture, dated as of April 1, 2015, supplemental to the Indenture.”
“(nnnn)    “2025 Series SS Bond” shall mean one of the First Mortgage Bonds, Series SS due 2025, issued hereunder.”
“(oooo)    “2045 Series TT Bond” shall mean one of the First Mortgage Bonds, Series TT due 2045, issued hereunder.”
§ 1.01. In order to cure a defective and inconsistent provision of the Amended and Restated Indenture, clause (1) of the definition of “Funded Property” in § 1.01(z) is hereby amended to read as follows:
“(1)    All property, other than Excepted Property and Additions Credits, owned by the Company on June 30, 2014.”

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§ 2.11.    The following be and it hereby is added at the end of § 2.11:
“No charge except for taxes or governmental charges shall be made against any holder of any 2025 Series SS Bond or 2045 Series TT Bond for the exchange, transfer or registration of transfer thereof.”
§ 8.08.    The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:
“, and the 2025 Series SS Bonds and the 2045 Series TT Bonds shall be redeemed at the redemption price specified in § 10.26 and § 10.28, respectively.”
Exhibit A.  In order to cure a defective and inconsistent provision of the Amended and Restated Indenture, all references to “a majority in principal amount” in the third paragraph of Exhibit A to the Amended and Restated Indenture are hereby removed and replaced with the following language: “sixty-six and two-thirds percent (66-2/3%)” in principal amount”.
ARTICLE II
2025 SERIES SS BONDS
§ 2.1.    There shall be an eleventh series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series SS due 2025” or “First Mortgage Bonds, Series SS” (herein and in the Indenture referred to as the “2025 Series SS Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Amended and Restated Indenture.
The aggregate principal amount of 2025 Series SS Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.
The 2025 Series SS Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.
The 2025 Series SS Bonds shall bear interest at the rate of 2.82% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on April 15, 2025, subject to prior redemption as described herein; provided that any principal and Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 4.82% per annum or (ii) 2.0% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).
The 2025 Series SS Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. Any 2025 Series SS Bonds shall be dated (i) as of the semi-annual interest

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payment date (as specified in the first paragraph of the 2025 Series SS Bonds) next preceding the date on which such 2025 Series SS Bonds shall be authenticated, unless such 2025 Series SS Bonds are authenticated before October 15, 2015, in which case such 2025 Series SS Bonds shall be dated April 15, 2015 or, (ii) if such date of authentication shall be an interest payment date, such 2025 Series SS Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2025 Series SS Bonds interest is in default on the 2025 Series SS Bonds, such 2025 Series SS Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2025 Series SS Bonds. All 2025 Series SS Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2025 Series SS Bonds, on each date on which interest shall from time to time be payable on the Senior Notes due April 15, 2025; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2025 Series SS Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Senior Notes due April 15, 2025 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement. The principal of and the Make-Whole Amount, if any, and interest on the 2025 Series SS Bonds shall be payable at the principal office of the Trustee, in Morristown, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2025 Series SS Bonds, payments of the principal of and the Make-Whole Amount, if any, and interest on any 2025 Series SS Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2025 Series SS Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2025 Series SS Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this First Supplemental Indenture.
The 2025 Series SS Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.
Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2025 Series SS Bonds to be redeemed shall, in case fewer than all of the outstanding

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2025 Series SS Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2025 Series SS Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2025 Series SS Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2025 Series SS Bonds).
The definitive 2025 Series SS Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2025 Series SS Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 2.2.    2025 Series SS Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this First Supplemental Indenture. No additional 2025 Series SS Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2025 Series SS Bonds.
ARTICLE III
REDEMPTION OF THE 2025 SERIES SS BONDS
§ 3.1.    The following § 10.25 and § 10.26 be and they hereby are added to Article Ten of the Indenture:
“§ 10.25.    The 2025 Series SS Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2025 Series SS Bonds shall be made to the Collateral Agent to redeem 2025 Series SS Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due April 15, 2025) and (b) make, when due, any prepayment required or permitted by the Senior Notes due April 15, 2025 in connection with any prepayment of the Senior Notes due April 15, 2025; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due April 15, 2025 shall have been fully or partially made from payments made by the Company on the Notes

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under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 4.82% per annum or (ii) 2.0% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the First Supplemental Indenture.”
“§ 10.26.    In the case of the redemption of 2025 Series SS Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2025 Series SS Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the First Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”
ARTICLE IV
2045 SERIES TT BONDS
§ 4.1.    There shall be a twelfth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series TT due 2045” or “First Mortgage Bonds, Series TT” (herein and in the Indenture referred to as the “2045 Series TT Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Amended and Restated Indenture.
The aggregate principal amount of 2045 Series TT Bonds which may be authenticated and delivered and outstanding under the Indenture is $100,000,000.
The 2045 Series TT Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.
The 2045 Series TT Bonds shall bear interest at the rate of 3.66% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on April 15, 2045, subject to prior redemption as described herein; provided that any principal and Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 5.66% per annum or (ii) 2.0% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).
The 2045 Series TT Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. Any 2045 Series TT Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2045 Series TT Bonds) next preceding the date on which such 2045 Series TT Bonds shall be authenticated, unless such 2045 Series TT Bonds are authenticated before October 15, 2015, in which case such 2045 Series TT Bonds shall be dated

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April 15, 2015 or, (ii) if such date of authentication shall be an interest payment date, such 2045 Series TT Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2045 Series TT Bonds interest is in default on the 2045 Series TT Bonds, such 2045 Series TT Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2045 Series TT Bonds. All 2045 Series TT Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2045 Series TT Bonds, on each date on which interest shall from time to time be payable on the Senior Notes due April 15, 2045; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2045 Series TT Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Senior Notes due April 15, 2045 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement. The principal of and the Make-Whole Amount, if any, and interest on the 2045 Series TT Bonds shall be payable at the principal office of the Trustee, in Morristown, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2045 Series TT Bonds, payments of the principal of and the Make-Whole Amount, if any, and interest on any 2045 Series TT Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2045 Series TT Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2045 Series TT Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this First Supplemental Indenture.
The 2045 Series TT Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.
Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2045 Series TT Bonds to be redeemed shall, in case fewer than all of the outstanding 2045 Series TT Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2045 Series TT Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2045 Series TT

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Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2045 Series TT Bonds).
The definitive 2045 Series TT Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2045 Series TT Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 4.2.    2045 Series TT Bonds in the aggregate principal amount of $100,000,000 may forthwith upon the execution and delivery of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this First Supplemental Indenture. No additional 2045 Series TT Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2045 Series TT Bonds.
ARTICLE V
REDEMPTION OF THE 2045 SERIES TT BONDS
§ 5.1.    The following § 10.27 and § 10.28 be and they hereby are added to Article Ten of the Indenture:
“§ 10.27.    The 2045 Series TT Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2045 Series TT Bonds shall be made to the Collateral Agent to redeem 2045 Series TT Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due April 15, 2045) and (b) make, when due, any prepayment required or permitted by the Senior Notes due April 15, 2045 in connection with any prepayment of the Senior Notes due April 15, 2045; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due April 15, 2045 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 5.66% per annum or (ii) 2.0% per annum over the rate of interest publicly announced by PNC

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Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the First Supplemental Indenture.
“§ 10.28.    In the case of the redemption of 2045 Series TT Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2045 Series TT Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 4.1 of the First Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”
ARTICLE VI
MISCELLANEOUS
§ 6.1.    The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.
§ 6.2.    The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture, and this First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.
§ 6.3.    The terms used in this First Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this First Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.
§ 6.4.    As amended and modified by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
§ 6.5.    Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this First Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.
§ 6.6.    This First Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

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NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS FIRST SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS FIRST SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGEMENT HEREOF.
IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. BANK NATIONAL ASSOCIATION, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.
NEW JERSEY NATURAL GAS COMPANY

By: /s/ Kathleen T. Ellis
Name: Kathleen T. Ellis
Title: Executive Vice President and Chief Operating Officer

[Corporate Seal]

ATTEST:

/s/ Rhonda M. Figueroa
Name: Rhonda M. Figueroa
Title:    Corporate Secretary

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U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Christopher E. Golabek
Name: Christopher E. Golabek
Title: Vice President

ATTEST:

/s/ Stephanie Roche
Name: Stephanie Roche
Title:    Vice President

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STATE OF NEW JERSEY        )
) SS:
COUNTY OF MONMOUTH     )
BE IT REMEMBERED that on this 9th day of April, 2015, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Rhonda M. Figueroa to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Kathleen T. Ellis is Executive Vice President and Chief Operating Officer of said corporation; that she saw said Kathleen T. Ellis, as such Executive Vice President and Chief Operating Officer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard her declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.

/s/ Rhonda M. Figueroa
Name: Rhonda M. Figueroa
Title: Corporate Secretary

Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

/s/ Richard Reich____
Name: Richard Reich

Attorney-at-Law of the
State of New Jersey

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ACKNOWLEDGEMENT
STATE OF NEW JERSEY        )
) ss:
COUNTY OF MORRIS         )

I HEREBY CERTIFY that on this 10th of April, 2015, before me, a Notary Public for the state aforesaid, personally appeared Christopher E. Golabek, known to me or satisfactorily proven to be the Person whose name is subscribed to the First Supplemental Indenture Dated as of April 1, 2015, who acknowledged that he is an authorized signatory for U.S. Bank National Association, a national banking association, as Trustee; that he has been duly authorized to execute, and has executed, such instrument on its behalf for the purposes therein set forth; and that the same is its act and deed.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

/s/ Florence M. Noll
Notary Public
My commission expires on 4/13/17

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